Exhibit 1.27

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THIS TRANSACTION IS PROPOSED WITH RESPECT TO THE SECURITIES OF A FOREIGN COMPANY. THE TRANSACTION IS SUBJECT TO THE DISCLOSURE REQUIREMENTS OF A FOREIGN COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL STATEMENTS INCLUDED IN THE BELOW DOCUMENT, IF ANY, HAVE BEEN PREPARED IN ACCORDANCE WITH FOREIGN ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS, SINCE THE ISSUER IS LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A FOREIGN COUNTRY. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS OR DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF THE U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT’S JUDGMENT.

YOU SHOULD BE AWARE THAT THE ISSUER MAY PURCHASE SECURITIES OTHERWISE THAN IN THE CONTEXT OF THE TRANSACTION, SUCH AS IN OPEN MARKET OR PRIVATELY NEGOTIATED PURCHASES.

PRESS RELEASE

Results of the exercise of the option and pre-emption rights’ offer
Conditions precedent to the transfer of Campari’s registered office to the Netherlands have been fulfilled

Revocation of the extraordinary shareholders meeting of June 26, 2020

Bob Kunze-Concewitz, Chief Executive Officer: ‘We are very pleased to announce the positive outcome of the Initial Offer and, therefore, the fulfilment of the conditions precedent for the transfer of the registered office to the Netherlands, in line with the Company’s objectives.

Firstly, we deem that the decision of our controlling shareholder Lagfin to increase its commitment to support the successful completion of the Transaction from the initial amount of €76.5 million, announced at the launch of the transaction, to above €250 million, represents the full confirmation of its long-term commitment to the Group strategy and a very strong signal of trust in the Company’s future prospects, in line with the management’s ambitions.

Additionally, with a cash outflow to be borne by the Company for the liquidation of the remaining shares for a total amount of approx. €65 million, we confirm the full compliance of our commitment not to exceed the maximum cost cap deemed tolerable for the company, quantified in €7/8 million: based on the closing share price of €7.70 as of June 22, 2020, such cost, equal to €5.2 million, turns out to be even lower than such limit.

Finally, we strongly appreciate the message of trust stemming from the decision of some shareholders to waive the exercise of their withdrawal rights in order to remain invested in the Company.

With the transfer of the sole registered office which, we reiterate, does not entail any changes in the organization, management or operational activities and, above all, envisages that the tax residence of the Group is maintained in Italy, we pursue the key objective of enhancing our increased voting mechanism in favour of long-term shareholders and, therefore, the adoption of a flexible capital structure that can further support us in pursuing growth opportunities also via major acquisitions.’.

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Milan, June 23, 2020

1.
Results of the option and pre-emption rights’ offer. In relation to the transfer of Davide Campari Milano S.p.A.’s (Campari or Company) registered office to the Netherlands, with simultaneous transformation of the Company into a Naamloze Vennootschap (N.V.) governed by Dutch law (the Transaction), Campari informs that at the end of the option and pre-emption rights’ offer period foreseen by article 2437-quarter of the Italian Civil Code, a number of above 30 million shares for which the withdrawal right was exercised (the Withdrawn Shares) have been purchased through the exercise of the option and pre-emption rights, at the unit price of €8.376 (equal to the liquidation value of the Withdrawn Shares, as determined in accordance with Article 2437-ter, paragraph 3 of the Italian Civil Code), equal to 2.6% of Campari share capital. Liquidation of Withdrawn Shares purchased through the exercise of the option and pre-emption rights, as well as liquidation of the Remaining Shares by the Company (see below), is conditional upon completion of the Transaction. Although the term for the liquidation of withdrawn shares set by law is 180 days from the exercise of the withdrawal right (i.e. September 26, 2020, calculating such term from the start of the withdrawal period), the Company will undertake the necessary steps to proceed with the liquidation immediately after the Transaction becomes effective.

The controlling shareholder Lagfin S.C.A., Société en Commandite par Actions (Lagfin), in confirmation of its long-term commitment to the Group strategy and prospects and its support to the successful completion of the Transaction, exercised its option rights and pre-emptive rights to purchase the Withdrawn Shares for a total value of €251.3 million (equal to n. 30 million shares calculated on the basis of the unit withdrawal price of €8,376). Such amount is significantly higher than the amount committed by Lagfin (€76.5 million) on the announcement date of the Transaction (February 18, 2020) and confirmed in May 2020, also thanks to the positive performance of Campari shares that reduced the difference between the withdrawal price and the market price.

2.
Amount of waived withdrawals. Campari also informs that, in the context of the transaction announced by Lagfin with the press release of June 17, 2020, waivers of withdrawals for above n. 8.2 million Withdrawn Shares (the Waivers) were communicated to the Company, equal to 0.7% of the share capital. The Board of Directors of Campari, during today’s meeting, deemed that such Waivers are in the interest of the Company and help reduce the potential cash outlay and cost to be borne by Campari for the liquidation of the withdrawals and confirmed to accept them. Hence the total withdrawn shares, after the waived withdrawals, amount to approx. n. 37.8 million.

3.
Amount of remaining Withdrawn Shares. Taking into account the number of Withdrawn Shares for which the option and pre-emption right has been exercised, as well as the number of Waivers, the Withdrawn Shares remaining at the end of the Initial Offer and for which the liquidation shall be borne Company, are equal to a total of n 7.7 million Withdrawn Shares (the Remaining Shares), for a total amount of approx. €64.7 million, which implies a liquidation cost for the Company of €5.2 million based on the difference between the withdrawal price and the current market price multiplied for the number of the Remaining Shares.

4.
Revocation of the Extraordinary Shareholders Meeting of June 26. Based on the number of Remaining Shares and in line with the latest press release of May 21, 2020, the Board of Directors of the Company:

(i)
acknowledged that the total cash outflow resulting from the liquidation of the Remaining Shares is lower than the maximum cash outflow cap set by the extraordinary shareholders meeting as condition precedent to the completion of the Transaction, equal to €150 million (the Cash Outflow Cap);

NEITHER THIS PRESS RELEASE OR ANY OF THE INFORMATION SET FORTH HEREIN MAY BE PUBLISHED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, IN CANADA, SOUTH AFRICA, AUSTRALIA, JAPAN, OR IN ANY JURISDICTION IN WHICH SUCH PUBLICATION OR DISTIRBUTION WOULD BE PROHIBITED BY APPLICABLE LAW

(ii)
acknowledged that the cost to be borne by the Company for the liquidation of the Remaining Shares (the Remaining Cost) is also lower than the maximum cost cap quantified as tolerable by the Board of Directors of March 16/19, 2020, equal to €7/8 million (the Cost Cap); and

(iii)
based on the foregoing, it deemed that the Extraordinary Shareholders Meeting convened for June 26, 2020 to give to the shareholders the right to revoke the Transaction is no longer necessary and therefore resolved its revocation, of which the shareholders will be informed pursuant to the law.

5.	Satisfaction/waiver of the conditions precedent. In light of the foregoing, Campari informs that the condition precedent relating to not exceeding the Cash Outflow Cap has been satisfied.

With reference to the other conditions precedent to which the completion of the Transaction is subject, Campari informs that:

(i)
the condition precedent relating to the fact that ‘no governmental entity of a competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order which prohibits the consummation of the redomiciliation or makes it void or extremely burdensome’ is, as of today, satisfied;

(ii)
with reference to the MAC condition providing that ‘there shall not have been nor occurred at any time before the date of execution of the Dutch Notarial Deed, at a national or international level, (a) any extraordinary event or circumstance involving changes in the legal, political, economic, financial, currency exchange or in the capital markets conditions or any escalation or worsening of any of the same or (b) any events or circumstances that, individually or taken together, have had, or are reasonably likely to have, a material adverse effect on the legal situation, on the business, results of operations or on the assets, economic or financial conditions (whether actual or prospective) of Campari and/or the market value of the Campari shares and/or that could otherwise materially and negatively affect the redomiciliation’, Campari informs that the Board of Directors, notwithstanding the altered macroeconomic scenario resulting from COVID-19 pandemic, considered the condition satisfied as of today.

Hence the Board of Directors deemed that, as of today, the conditions precedent to the completion of the Transaction are satisfied and, for the period up to its completion, has resolved to waive them, as provided by the resolution of the Extraordinary Shareholders Meeting of March 27, 2020.

It is expected that the Transaction can be completed within July 2020. The expected date for the execution of the Dutch notarial deed-the completion of which will be the effective date of the Transaction-will be communicated in accordance with applicable laws and regulations.

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For further details, please refer to the documentation drawn up in relation to the Transaction available on the corporate website of Campari, section https://www.camparigroup.com/en/investor/registered-office-transfer.

For further information

Investor Relations

Chiara Garavini	Tel. +39 02 6225 330	Email: chiara.garavini@campari.com

NEITHER THIS PRESS RELEASE OR ANY OF THE INFORMATION SET FORTH HEREIN MAY BE PUBLISHED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, IN CANADA, SOUTH AFRICA, AUSTRALIA, JAPAN, OR IN ANY JURISDICTION IN WHICH SUCH PUBLICATION OR DISTIRBUTION WOULD BE PROHIBITED BY APPLICABLE LAW

Corporate Communications

Enrico Bocedi	Tel. +39 02 6225 680	Email: enrico.bocedi@campari.com

http://www.camparigroup.com/en/investor
http://www.camparigroup.com/en

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IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This press release is for informational purposes only and is not intended to constitute and does not constitute an offer or an invitation to exchange, sell or a solicitation of an offer of subscription or purchase, or an invitation to exchange, purchase or subscribe for any financial instrument or any part of the business or assets described herein, any other participation or a solicitation of any vote or approval in any jurisdiction, in relation to this transaction or otherwise, nor will any sale, issuance or transfer of financial instruments take place in any jurisdiction in breach of the applicable law. This press release must not be interpreted in any way as a recommendation to anyone who reads it. No offer of financial instruments will be made. This press release is not a prospectus or information document on a financial product or other offer document for purposes of Regulation (EU) 2017/1129 of the European Parliament and Council dated 14 June 2017.

This press release does not constitute an offer to the public in Italy, within the meaning set forth in Section 1, letter (t) of Legislative Decree no. 58 of 24 February 1998, as subsequently amended and supplemented. The issuance, publication or distribution of this documentation in certain jurisdictions may be restricted by law and, therefore, persons in the jurisdictions in which this document is issued, published or distributed must become informed and comply with such restrictions.

This press release does not constitute an offer of sale of securities in the United States under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or in any other jurisdiction in which it is illegal to make such an offer, or a solicitation of votes for the Shareholders’ Meeting mentioned in this document. The securities referred to in this press release have not been and will not be registered in accordance with the Securities Act or the securities laws of any state or other jurisdiction of the United States, and any statement to the contrary constitutes a breach of the law. The securities referred to herein have not been approved, disapproved or recommended by the U.S. Securities and Exchange Commission, any state securities commission in the United States or any other U.S. regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the offering of the securities referred to herein. The securities referred to in this press release may not be offered or sold in the United States or to, or on behalf of or for the benefit of U.S. Persons, as defined in Regulation S under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act, and in compliance with any applicable securities laws of any state or other jurisdiction of the United States.

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Forward Looking Statements

This communication contains certain forward-looking statements relating to Campari and the proposed transaction. All statements included in this communication concerning activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors, including, but not limited to, the following: volatility and deterioration of capital and financial markets, changes in general economic conditions, economic growth and other changes in business conditions, changes in government regulation, uncertainties as to whether the proposed transaction will be consummated, uncertainties as to the timing of the proposed transaction, uncertainties as to how many shareholders will participate in the proposed transaction, the risk that the announcement of the proposed transaction may make it more difficult for Campari Group to establish or maintain relationships with its employees, suppliers and other business partners, the risk that the businesses of Campari Group will be adversely impacted during the pendency of the proposed transaction; the risk that the operations of Campari Group will not be integrated successfully, and other economic, business and competitive factors affecting the businesses of Campari Group. Such factors include, but are not limited to: (i) changes in the laws, regulations or policies of the countries where Campari Group operates; (ii) the adoption, both at a global level and in the countries where Campari Group operates, of restrictive public policies that have an impact on the production, distribution, marketing, labelling, importation, price, sale or consumption of alcoholic products; (iii) long-term changes in consumers’ preferences and tastes, social or cultural trends resulting in a reduction in the consumption of products of the Campari Group as well as in purchasing patterns and the ability of Campari Group to anticipate these changes in the marketplace; and (iv) increased production costs and volatility of raw materials’ prices.

NEITHER THIS PRESS RELEASE OR ANY OF THE INFORMATION SET FORTH HEREIN MAY BE PUBLISHED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, IN CANADA, SOUTH AFRICA, AUSTRALIA, JAPAN, OR IN ANY JURISDICTION IN WHICH SUCH PUBLICATION OR DISTIRBUTION WOULD BE PROHIBITED BY APPLICABLE LAW

Therefore, Campari and its affiliates, directors, advisors, employees and representatives, expressly disclaim any liability whatsoever for such forward-looking statements.

These forward-looking statements speak only as of the date of this communication and Campari does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

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